Exhibit 99.1

Lantronix Reports First Quarter Fiscal 2019 Net Revenue of $12.3M Representing 16% Year-over-Year Growth

--Increases Cash Position to $18.9M After Public Offering--

Irvine, CA – October 25, 2018 – Lantronix, Inc. (NASDAQ: LTRX), a global provider of secure data access and management solutions for the industrial Internet of Things (IoT) today reported results for the first quarter fiscal 2019 that ended September 30, 2018.

Financial Highlights for First Quarter of Fiscal 2019

•	Net revenue of $12.3 million, an increase of 16% from the first quarter of fiscal 2018

•	Gross profit margin of 54.9%, an improvement of more than 200 basis points from the first quarter of fiscal 2018

•	GAAP net loss of $83,000, or $0.00 per share, an 87% year-over-year improvement in GAAP net loss

•	Non-GAAP net income of $883,000, or $0.04 per share, a 189% year-over-year increase in non-GAAP net income

•	Increased cash position to $18.9 million as of September 30, 2018 after closing a successful public offering

Operational and Product Highlights

•	In July, the company’s new centralized management software for out-of-band networks, ConsoleFlow™ powered by MACH10® was recognized by CRN as one of the Top 8 Cool Products at Cisco Live

•	In August, the company announced that it had joined the Microsoft Azure Certified for Internet of Things (IoT) program, ensuring customers get IoT solutions up and running quickly with hardware and software that has been pre-tested and verified to work with Microsoft Azure IoT services

•	In August, Lantronix was added to the LD Micro Index, which tracks daily activity of representative microcap companies with market capitalizations between $50 million and $300 million

•	In August, Fathi Hakam joined the company as the new vice president of engineering. Mr. Hakam brings a wealth of experience from engineering leadership roles he has held in the tech industry, including delivering solutions for OEMs in the networking and wireless space

•	In September, the company announced an underwritten public offering of 2,500,000 shares of its common stock at a price to the public of $4.00 per share, for gross proceeds of $10 million

•	In September, the company reached a patent settlement with USR IoT in Europe, as part of which USR IoT agreed to cease and desist SuperPort sales

•	Most recently, in October, the company announced the new ConsoleFlow™ Cloud Edition, the industry’s only centralized out-of-band management software that provides VPN-free access to console managers and IT equipment

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“I am very pleased with our first quarter results. On a year-over-year basis, we delivered double digit revenue growth and significantly improved our bottom line” said Jeff Benck, Lantronix CEO.  “I am excited about our successful public offering that doubled our cash position and enables us to pursue a growth strategy that could include acquisitions.”

Conference Call and Webcast

Lantronix will host an investor conference call and audio webcast today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its results for the first quarter fiscal 2019 ended September 30, 2018. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Q1 FY 2019 call. The webcast will be available simultaneously via the investor relations section of the Company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Daylight Time today at www.lantronix.com. A telephonic replay will also be available through November 25, 2018 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10125322.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for the Internet of Things (IoT) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including industrial, medical, security, transportation, retail, financial, environmental and government.

Lantronix is headquartered in Irvine, California. For more information, visit www.lantronix.com.

Learn more on the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company’s results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Non-GAAP net income (loss) consists of net income (loss) excluding (i) share-based compensation and the employer portion of withholding taxes on stock grants, (ii) depreciation and amortization, (iii) interest income (expense), (iv) other income (expense), (v) income tax provision (benefit), and (vi) severance and restructuring charges.

Non-GAAP net income (loss) per share is calculated by dividing non-GAAP net income (loss) by non-GAAP weighted-average shares outstanding (diluted). For purposes of calculating non-GAAP net income (loss) per share, the calculation of GAAP weighted-average shares outstanding (diluted) is adjusted to exclude share-based compensation, which for GAAP purposes is treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

Lantronix Investor Relations Contact:

Shahram Mehraban

VP, Marketing

investors@lantronix.com
949-453-7175

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© 2018 Lantronix, Inc. All rights reserved. Lantronix, MACH10 and XPort are registered trademarks, and ConsoleFlow is a trademark, of Lantronix, Inc.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	June 30,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$18,925	$9,568
Accounts receivable, net	5,917	4,244
Inventories, net	8,032	8,439
Contract manufacturers' receivable	554	649
Prepaid expenses and other current assets	794	370
Total current assets	34,222	23,270
Property and equipment, net	1,031	1,036
Goodwill	9,488	9,488
Other assets	57	61
Total assets	$44,798	$33,855

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,986	$3,942
Accrued payroll and related expenses	1,972	2,808
Warranty reserve	92	99
Other current liabilities	3,765	2,877
Total current liabilities	9,815	9,726
Other non-current liabilities	283	316
Total liabilities	10,098	10,042

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	223,383	212,995
Accumulated deficit	(189,056)	(189,555)
Accumulated other comprehensive income	371	371
Total stockholders' equity	34,700	23,813
Total liabilities and stockholders' equity	$44,798	$33,855

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Net revenue	$12,279	$12,037	$10,606
Cost of revenue	5,538	5,161	5,012
Gross profit	6,741	6,876	5,594
Operating expenses:
Selling, general and administrative	4,472	4,099	3,986
Research and development	2,298	2,006	2,221
Total operating expenses	6,770	6,105	6,207
Income (loss) from operations	(29)	771	(613)
Interest expense, net	(4)	(4)	(4)
Other income (expense), net	(10)	(9)	1
Income (loss) before income taxes	(43)	758	(616)
Provision for income taxes	40	6	25
Net income (loss)	$(83)	$752	$(641)

Net income (loss) per share -basic	$(0.00)	$0.04	$(0.04)
Net income (loss) per share - diluted	$(0.00)	$0.04	$(0.04)

Weighted-average common shares - basic	19,323	18,536	17,867
Weighted-average common shares - diluted	19,323	19,738	17,867

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017

GAAP net income (loss)	$(83)	$752	$(641)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	17	13	13
Depreciation and amortization	48	49	62
Total adjustments to cost of revenue	65	62	75
Selling, general and administrative:
Share-based compensation	400	236	212
Employer portion of withholding taxes on stock grants	6	4	2
Depreciation and amortization	46	46	45
Total adjustments to selling, general and administrative	452	286	259
Research and development:
Share-based compensation	61	43	47
Employer portion of withholding taxes on stock grants	–	–	1
Depreciation and amortization	11	11	10
Total adjustments to research and development	72	54	58
Severance and related charges	323	–	527
Total non-GAAP adjustments to operating expenses	847	340	844
Interest expense, net	4	4	4
Other expense (income), net	10	9	(1)
Provision for income taxes	40	6	25
Total non-GAAP adjustments	966	421	947
Non-GAAP net income	$883	$1,173	$306

Non-GAAP net income per share - diluted	$0.04	$0.06	$0.02

Denominator for GAAP net income (loss) per share - diluted	19,323	19,738	17,867
Non-GAAP adjustment	2,472	454	1,536
Denominator for non-GAAP net income per share - diluted	21,795	20,192	19,403

GAAP operating expenses	$6,770	$6,105	$6,207
Non-GAAP adjustments to operating expenses	(847)	(340)	(844)
Non-GAAP operating expenses	$5,923	$5,765	$5,363

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
IoT	$8,967	$9,088	$8,458
IT Management	3,101	2,694	1,789
Other	211	255	359
	$12,279	$12,037	$10,606

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Americas	$6,914	$7,109	$5,697
EMEA	3,520	3,222	3,164
Asia Pacific Japan	1,845	1,706	1,745
	$12,279	$12,037	$10,606

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